Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Penson Worldwide, Inc.
Dallas, Texas
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134374) of Penson Worldwide, Inc. of our reports dated March 10, 2008, relating to the consolidated financial statements and the effectiveness of Penson Worldwide, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP BDO Seidman, LLP Dallas, Texas
March 10, 2008